EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
For Indevus
Brooke D. Wagner	Michael W. Rogers
Executive Vice President and CFO	Vice President, Corporate Communications
(781) 861-8444	(781) 402-3410

Indevus Reports that Interim Review of NEBIDO® Phase III Data Indicates Trial is Likely to Meet Primary Endpoints

Company Remains on Track for NDA Submission This Summer

LEXINGTON, MA, March 26, 2007 – Indevus Pharmaceuticals, Inc. (NASDAQ: IDEV) today provided an update to its ongoing Phase III pharmacokinetic trial for testosterone undecanoate (NEBIDO), a long-acting injectable testosterone therapy under development for the treatment of male hypogonadism.

The study was designed to supplement the European clinical trial database (originally generated by Bayer Schering Pharma AG, Germany, the licensor of the compound), which has formed the basis for the approval of NEBIDO in over 75 countries to date. Specifically, the purpose of the current Phase III trial is to evaluate testosterone undecanoate under U.S. Food and Drug Administration (FDA) pharmacokinetic guidelines for the approval of testosterone therapy products for male hypogonadism.

The Phase III pharmacokinetic trial is an ongoing, randomized open-label (unblinded) study scheduled to conclude the key pharmacokinetic evaluations of total serum testosterone concentrations following treatment with NEBIDO. The trial will conclude in late May 2007. The Company has now obtained sufficient preliminary data of the pharmacokinetics of serum total testosterone and believes that the trial is likely to achieve its primary endpoint of meeting the FDA pharmacokinetic guidelines for testosterone therapy.

The trial is a study that includes the evaluation of the pharmacokinetics of NEBIDO dosed as either 1000 mg every 12 weeks or as 750 mg every 12 weeks, both via intramuscular injection. The primary endpoints include a responder analysis (based on average testosterone concentrations over the dosing interval) and an outlier analysis (based on the maximum testosterone concentrations during the dosing interval). Specifically, a responder is defined as a patient who, during steady state, post fourth injection, has an average concentration of serum total testosterone (Cavg) within the normal range (300 to 1000 ng/dL). The primary response endpoint is achieved if at least 75% of patients achieve a Cavg within the normal range. FDA has also provided guidelines related to maximum testosterone (Cmax) levels, including thresholds that no patient should exceed a testosterone concentration level of 2500 ng/dL, no more than 5% of patients should exceed a concentration of 1800 ng/dL, and no more than 15% of patients should exceed a concentration of 1500 ng/dL.

The trial randomized a total of 237 male hypogonadal patients (117 patients treated in the 1000 mg dose group and 120 patients treated in the 750 mg dose group). Overall, the drop-out rate during the study has been approximately 15%, a rate which is not unexpected for a one-year trial. Discontinuation rates have been similar in both treatment groups. In the 1000 mg arm, 97 patients received their fourth injection and have provided preliminary pharmacokinetic data. Based on these preliminary data, it is highly likely that at least 75% of patients in the 1000 mg arm will achieve a Cavg within the normal range. Further, no patients in the 1000 mg arm exceeded a concentration level of 2500 ng/dL; four of 97 (4.1%) patients had a peak level over 1800 ng/dL; and 10 of 97 (10.3%) patients had a peak level exceeding 1500 ng/dL. The duration of time any patient had a concentration over these thresholds was brief.

In the 750 mg arm, 103 patients received their fourth injection and have provided preliminary pharmacokinetic data. Based on these available data it is likely that at least 75% of patients will achieve a Cavg within the normal range. No patients in the 750 mg arm exceeded a level of either 2500 ng/dL or 1800 ng/dL, and four of 103 (3.9%) patients had a peak level exceeding 1500 ng/dL.

Preliminary safety data indicates that both doses of the drug are well-tolerated when given every 12 weeks. The Company expects to update this preliminary report when the study is completed by the end of May 2007 and expects to release final results of the trial in June 2007 and file a New Drug Application (NDA) with the FDA during the summer of 2007.

“I am very pleased to report that we continue to be on track with all elements of the NEBIDO program including our anticipated NDA submission this summer,” stated Glenn L. Cooper, M.D., chairman and chief executive officer of Indevus. “We are very excited about the potential of the 1000 mg regimen and we are also encouraged by the data on the 750 mg regimen. There is significant commercial opportunity for this unique medication and we are interested in providing physicians with the maximum flexibility to optimally treat their patients. Consistent with this goal, in addition to the two treatment regimens described above, we are also exploring other treatment regimens with the 1000 mg and 750 mg doses of NEBIDO. Outcomes from these other regimens may be available for future journal publication and possibly product labeling purposes.”

About Indevus

Indevus is a specialty pharmaceutical company engaged in the acquisition, development and commercialization of products to treat conditions in urology and endocrinology. The Company’s marketed products include SANCTURA® for overactive bladder, which it co-promotes with its partner Esprit Pharma, Inc. and DELATESTRYL® to treat male hypogonadism. The compounds in development include SANCTURA XR™, the once-daily formulation of SANCTURA, NEBIDO® for male hypogonadism, PRO 2000 for the prevention of infection by HIV and other sexually-transmitted pathogens, pagoclone for stuttering, and aminocandin for serious fungal infections, for which the Company recently licensed worldwide rights to Novexel S.A. On December 12, 2006, the Company announced that it had entered into a definitive agreement under which the Company will acquire Valera Pharmaceuticals, Inc.

About Valera Pharmaceuticals

Valera is a specialty pharmaceutical company focused on developing, acquiring, and commercializing products to treat urology and endocrinology diseases and disorders. Utilizing its innovative Hydron technology, Valera is developing soft, compact and flexible hydrogel-based implants which can be designed to release therapeutic agents at a controlled rate for up to twelve months. VANTAS®, a patent protected once-per-year implant currently marketed by Valera for the palliative treatment of advanced prostate cancer, employs this drug delivery technology. A second product, SUPPRELIN®-LA is a twelve-month implant currently under review by the FDA for the treatment of central precocious puberty. Additional information about Valera Pharmaceuticals is available at: http://www.valerapharma.com.

Forward-Looking Statements

Except for the descriptions of historical facts contained herein, this press release contains forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of SANCTURA®, SANCTURA XR™ and NEBIDO®; the early stage of products under development; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA XR and NEBIDO®; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR and the manufacture of NEBIDO; dependence on third parties for manufacturing, marketing, and clinical trials; competition; need for additional funds and corporate partners, including for the development of our products; failure to acquire and develop additional product candidates; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux-related litigation; the ability to obtain the requisite Indevus and Valera stockholder approvals as well as complete the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; market acceptance for the transaction and approved products; risks of regulatory review and clinical trials; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; reliance on intellectual property and having limited patents and proprietary rights; dependence on market exclusivity; valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations and other risks. Indevus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Merger Information and Where to Find It

In connection with the merger between Indevus and Valera, Indevus filed an initial registration statement on Form S-4 with the SEC on January 29, 2007, containing a preliminary joint proxy statement/prospectus and other relevant materials. Indevus filed a joint proxy statement/prospectus with the SEC on March 13, 2007. The information in such preliminary joint proxy statement/prospectus is not complete and may be changed. Such preliminary joint proxy statement/prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. This final joint proxy statement/prospectus was mailed on or about March 14, 2007 will be mailed to the stockholders of Indevus and Valera seeking their approval for the transaction. INVESTORS AND SECURITY HOLDERS OF INDEVUS AND VALERA ARE URGED TO READ THE FINAL JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN

THEY BECOME AVAILABLE (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INDEVUS, VALERA AND THE MERGER. The registration statement and joint proxy statement/prospectus and other relevant materials including supplements and amendments (when they become available), and any other documents filed by Indevus or Valera with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Indevus by directing a request to: Indevus Pharmaceuticals, Inc., 33 Hayden Avenue, Lexington, MA 02421-7966, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Valera by contacting Valera Pharmaceuticals, Inc., 7 Clarke Drive, Cranbury, NJ 08512 Attn: Investor Relations.

Participants in the Merger Solicitation

Indevus, Valera and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Indevus and Valera in favor of the merger. Information about the executive officers and directors of Indevus and their ownership of Indevus common stock is set forth in Indevus’ Annual Report on Form 10-K for the year ended September 30, 2006, which was filed with the SEC on December 7, 2006, as amended by the Annual Report on Form 10-K/A filed with the SEC on January 26, 2007, and the proxy statement for Indevus’ 2006 Annual Meeting of Stockholders, which was filed with the SEC on January 30, 2006. Information regarding Valera’s directors and executive officers and their ownership of Valera common stock is set forth in Valera’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 20, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Indevus, Valera and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger when it becomes available.